UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2018

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2018, AAR CORP. (“AAR”) announced that, after 39 years with AAR, David P. Storch will retire as Chief Executive Officer of AAR at the end of AAR’s fiscal year on May 31, 2018. Mr. Storch will remain a director of AAR and will become the non-executive Chairman of the Board on June 1, 2018.

AAR’s Board of Directors, at its regularly scheduled meeting on January 9, 2018, appointed John M. Holmes to succeed Mr. Storch as Chief Executive Officer on June 1, 2018.  Mr. Holmes is currently AAR’s President and Chief Operating Officer, having served in that capacity since June 2017. Mr. Holmes previously served as Chief Operating Officer — Aviation Services from 2015 to 2017, Group Vice President, Aviation Services — Inventory Management and Distribution from 2012 to 2015, and in various other positions since joining AAR in September 2001. Mr. Holmes has been a director of AAR since July 10, 2017.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued on January 10, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2018

AAR CORP.

	By:	/s/ ROBERT J. REGAN
	Name:	Robert J. Regan
	Its:	Vice President, General Counsel and Secretary